American Commercial Lines Announces Third Quarter Results
JEFFERSONVILLE, Ind., October 24, 2007 /PRNewswire-FirstCall via COMTEX News Network/ — American Commercial Lines Inc. (Nasdaq: ACLI) (“ACL” or the “Company”) today announced results for the third quarter ended September 30, 2007. Revenues for the quarter were $258.4 million, a 3% decrease compared with $266.6 million for the third quarter of 2006. Net income for the quarter was $15.9 million or $0.30 per diluted share, compared to net income of $28.4 million or $0.45 per diluted share for the third quarter of 2006.
For the nine months ended September 30, 2007 revenues were $747.8 million, a 10.5% increase compared with $676.7 million for the first nine months of 2006. Net income for the nine months was $20.7 million or $0.35 per diluted share, compared to net income of $57.3 million or $0.91 per diluted share for the first nine months of 2006. Results for the first nine months of 2007 included after tax debt retirement expenses totaling $15.3 million on the retirement of the Company’s 9.5% senior notes and the Company’s previous revolving credit facility which reduced earnings per share by $0.26.
Total industry tonnage for the three and nine months ended September 30, 2007 declined 8.1% and 3.4%, respectively. Decreases of 27.4% and 18.5%, in all grain and bulk commodities combined for the three and nine months ended, respectively, were partially offset by increases of 9.6% and 14.2% for liquid commodities. The following table summarizes industry tonnage by commodity for the three and nine months ended September 30, 2007.
Industry Inland Waterway Tonnage
(Millions of tons)

	Three months ended September 30,		Nine months ended September 30,
	2006	2007	2006	2007
Grain	17.05	14.65	45.59	40.52
Bulk	38.05	25.35	105.51	82.58
Coal	37.00	36.10	116.20	109.00
Liquid	48.00	52.60	147.90	168.90

Industry Tonnage	140.10	128.70	415.20	401.00

Source: U.S. Army Corps of Engineers
Mark R. Holden, President and Chief Executive Officer, stated “Volatility persists within most of our major markets in our transportation business, including weak bulk commodity tonnage and the continued unpredictability of the U.S. grain markets. For the three and nine months ended September 30, 2007 our volumes for all grain and bulk commodities combined were down 10.3% and 11.4%, respectively. Though improved over the first half, grain volume and pricing continued to lag prior year in the third quarter. For the third quarter and year-to-date, grain rates and volumes have adversely affected our revenues by $10.3 million and $37.4 million, respectively. Our bulk commodities are being negatively impacted by the weakness of the U.S. dollar which slows the flow of imports and are also being affected by the severe housing market which impacts related bulk commodities, including cement. Our liquid business remains strong with revenues up 17.4% and 16.8% for the three and nine months ended September 30, 2007. Our asset utilization continues to improve as we operated on average 10.8% fewer barges in the third quarter of this year compared to 2006 while ton-miles were down only 1.6%.”

“We are seeing sequential improvement in our quarterly manufacturing performance on all barges produced. This performance confirms the manufacturing business is recovering and is poised to benefit from changes that occurred during the past twelve months — a 35% increase in production, a 20% increase in the workforce and the completion of major capital projects.”
“We continue to diversify our book of business toward a more stable, predictable mix of commodities, including more energy related commodities (such as coal) and liquid commodities. We believe we are on course to achieve our desired mix of business in keeping with the organic growth phase of our strategy. Until then, our business and our results will be subject to the volatility within the markets in which we participate. Based upon our current, limited visibility through the end of the year, we believe our earnings for the full year may approximate $0.74 per diluted share (after debt retirement expenses totaling $0.26 per diluted share), recognizing that continued unpredictability from imports, housing related bulk commodities and the U.S. grain markets can significantly and materially affect our results.”
“Despite the challenges we have experienced this year, we are remarkably on track to record the second best year in the Company’s 93 year history, surpassed only by last year.”
“We are pleased with the completion of our first share repurchase program and progress against our second repurchase program under which we have cumulatively reacquired approximately $300 million of Company stock, representing almost 20% of the previously outstanding share total, while maintaining a solid balance sheet. We currently have $50 million remaining under the approved repurchase program.”
Transportation
The transportation segment’s revenues increased to $217.8 million in the third quarter of 2007. Revenue per barge increased 14.9% to approximately $77,000 in the quarter. The average fuel neutral rate decreased 3.7% for the dry freight business and increased 6.8% on the liquid freight business compared to the third quarter of 2006. The fuel neutral rate for the dry freight business was impacted by 5.6% lower spot grain rates in the quarter compared to the same period of the prior year. Volume, measured in ton-miles, declined in the third quarter to 11.6 billion from 11.8 billion in the same period of the prior year, a decrease of 1.6%.
On a year-to-date basis, 2007 transportation segment revenues increased 1.9% to $579.8 million, driven by increased non-affreightment revenues. Revenue per barge increased 10.3% to approximately $198,000 year-to-date. The average fuel neutral rate decreased 1.5% for dry freight and increased 12.2% for liquid freight compared to the first nine months of 2006. The fuel neutral rate for our dry freight business was impacted by 8.7% lower spot grain rates in the first nine months of 2007 compared to the first nine months of 2006. Volume measured in ton-miles declined in the nine months ended September 30, 2007 to 32.5 billion from 33.7 billion in the same period of the prior year, a decrease of 3.5%. On average, 7.6% fewer ACL barges operated in the first nine months of 2007 compared to the first nine months of 2006. Last year’s first quarter and first nine month volumes benefited from extremely favorable weather conditions and carryover grain demand from the 2005 hurricanes.

Manufacturing
The manufacturing segment’s revenues, inclusive of barges manufactured for internal use by ACL, were $79.3 million in the quarter ended September 30, 2007 compared to $54.7 million during the same period of 2006. In the third quarter of 2007, $38.7 million of the barges produced were built for internal use compared to $0.6 million in the same period of the prior year, resulting in third quarter 2007 external revenue of $40.6 million compared to $54.1 million during the third quarter of 2006. For the nine months ended September 30, 2007 the manufacturing segment’s revenues inclusive of barges manufactured for internal use by ACL were $213.2 million versus $153.3 million in the prior year. External revenues for the first nine months of 2007 and 2006 were $168.0 million and $107.8 million respectively.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the third quarter of 2007 were $43.1 million with an EBITDA margin of 16.7% compared to $62.0 million for the third quarter of 2006 with an EBITDA margin of 23.2%. EBITDA for the nine months ended September 30, 2007 was $105.3 million with an EBITDA margin of 14.1% compared to $141.8 million for the first nine months of 2006 with an EBITDA margin of 20.9%. The attachment to this press release reconciles net income to EBITDA.
The company will conduct a conference call to review and discuss its third quarter financial results on October 25, 2007 at 10:00 a.m. eastern time. The telephone numbers to access the ACL Conference Call are: Domestic (866) 770-7146; International (617) 213-8068; and the Participant Passcode is 30632688. The call may also be accessed live on the Company’s internet web site at www.aclines.com. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at www.aclines.com within three hours of the conclusion of the live call and will remain available through December 24, 2007.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana, is an integrated marine transportation and service company operating in the United States Jones Act trades, with approximately $940 million in revenues and approximately 2,750 employees as of December 31, 2006. For more information about American Commercial Lines Inc. generally, visit www.aclines.com.
Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s filings with the SEC, including the Form 10-K for the year ended December 31, 2006. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except shares and per share amounts)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues
Transportation Services	$217,798	$212,451	$579,796	$568,820
Manufacturing	40,569	54,105	168,029	107,834

Revenues	258,367	266,556	747,825	676,654

Cost of Sales
Transportation Services	170,234	154,009	469,300	430,693
Manufacturing	41,670	51,972	161,238	99,126

Cost of Sales	211,904	205,981	630,538	529,819

Gross Profit	46,463	60,575	117,287	146,835
Selling, General and Administrative Expenses	15,621	15,514	50,459	46,856

Operating Income	30,842	45,061	66,828	99,979

Other Expense (Income)
Interest Expense	6,486	4,812	12,485	14,520
Debt Retirement Expenses	—	—	23,938	50
Other, Net	(325)	76	(2,046)	(2,213)

Other Expenses	6,161	4,888	34,377	12,357

Income from Continuing Operations before Income Taxes	24,681	40,173	32,451	87,622

Income Taxes	8,793	15,067	11,729	33,018

Income from Continuing Operations	15,888	25,106	20,722	54,604

Discontinued Operations, Net of Income Taxes	3	3,300	(46)	2,654

Net Income	$15,891	$28,406	$20,676	$57,258

Basic earnings per common share:
Income from continuing operations	$0.30	$0.41	$0.35	$0.90
Income from discontinued operations, net of tax	—	0.06	—	0.04

Basic earnings per common share	$0.30	$0.47	$0.35	$0.94

Earnings per common share — assuming dilution:
Income from continuing operations	$0.30	$0.40	$0.35	$0.87
Income from discontinued operations, net of tax	—	0.05	—	0.04

Earnings per common share — assuming dilution	$0.30	$0.45	$0.35	$0.91

Weighted Average Shares Outstanding (1):
Basic	52,503,013	60,838,238	58,400,464	60,673,182
Diluted	53,788,142	62,865,546	59,834,980	62,718,442
(1) Gives effect to the two-for-one stock split to shareholders of record on February 6, 2007.

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except shares and per share amounts)

	September 30,	December 31,
	2007	2006 (1)
	(Unaudited)
ASSETS

Current Assets
Cash and Cash Equivalents	$1,997	$5,113
Accounts Receivable, Net	123,423	102,228
Inventory	66,567	61,504
Deferred Tax Asset	14,808	2,355
Other Current Assets	25,008	25,985

Total Current Assets	231,803	197,185
Properties-Net	509,106	455,710
Investment in Equity Investees	3,803	3,527
Other Assets	20,424	14,581

Total Assets	$765,136	$671,003

LIABILITIES

Current Liabilities
Accounts Payable	$42,437	$53,607
Accrued Payroll and Fringe Benefits	15,605	28,267
Deferred Revenue	18,305	16,803
Accrued Claims and Insurance Premiums	18,894	15,754
Accrued Interest	2,933	4,466
Customer Deposits	8,922	9,145
Other Liabilities	33,102	24,892

Total Current Liabilities	140,198	152,934
Long Term Debt	480,900	119,500
Pension Liability	17,786	16,026
Deferred Tax Liability	25,445	14,014
Other Long Term Liabilities	9,650	9,876

Total Liabilities	673,979	312,350

STOCKHOLDERS’ EQUITY

Common stock; authorized 250,000,000 shares at $.01 par value; 62,549,666 and 61,883,556 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	626	619
Treasury Stock; 12,404,793 and 172,320 shares at September 30, 2007 and December 31, 2006, respectively	(309,488)	(3,207)
Other Capital	277,511	259,409
Retained Earnings	124,741	104,065
Accumulated Other Comprehensive Loss	(2,233)	(2,233)

Total Stockholders’ Equity	91,157	358,653

Total Liabilities and Stockholders’ Equity	$765,136	$671,003

(1) The Condensed Consolidated Balance Sheet at December 31, 2006 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles.

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION
(Dollars in thousands)
(Unaudited)

	Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2007	2006	2007	2006

Net Income from Continuing Operations	$15,888	$25,106	$20,722	$54,604
Discontinued Operations, Net of Income Taxes	3	3,300	(46)	2,654

Consolidated Net Income	$15,891	$28,406	$20,676	$57,258

Adjustments from Continuing Operations:
Interest Income	(15)	(6)	(142)	(26)
Interest Expense	6,486	4,812	12,485	14,520
Debt Retirement Expenses	—	—	23,938	50
Depreciation and Amortization	12,000	11,862	36,765	35,303
Taxes	8,793	15,067	11,729	33,018
Adjustments from Discontinued Operations:
Interest Income	(25)	(195)	(111)	(583)
Depreciation and Amortization	—	385	—	1,428
Taxes	1	1,653	(28)	881

EBITDA from Continuing Operations	43,152	56,841	105,497	137,469
EBITDA from Discontinued Operations	(21)	5,143	(185)	4,380

Consolidated EBITDA	$43,131	$61,984	$105,312	$141,849

EBITDA from Continuing Operations by Segment:
Transportation Net Income	$17,855	$24,340	$16,476	$50,029
Interest Income	(15)	(6)	(142)	(26)
Interest Expense	6,486	4,812	12,485	14,520
Debt Retirement Expenses	—	—	23,938	50
Depreciation and Amortization	11,341	11,394	34,894	33,936
Taxes	8,793	15,067	11,729	33,018

Transportation EBITDA	$44,460	$55,607	$99,380	$131,527

Manufacturing Net Income	$6,953	$886	$14,220	$13,420
Interest Income	—	—	—	—
Interest Expense	—	—	—	—
Depreciation and Amortization	659	468	1,871	1,367
Taxes	—	—	—	—

Total Manufacturing EBITDA	7,612	1,354	16,091	14,787
Intersegment Profit	(8,920)	(120)	(9,974)	(8,845)

External Manufacturing EBITDA	$(1,308)	$1,234	$6,117	$5,942

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC.
Statement of Operating Income by Reportable Segment
(Dollars in thousands)
(Unaudited)

	Reportable Segments		Intersegment
	Transportation	Manufacturing	Elimination	Total

Quarter ended September 30, 2007
Total revenue	$218,165	$79,295	$(39,093)	$258,367
Intersegment revenues	367	38,726	(39,093)	—

Revenue from external customers	217,798	40,569	—	258,367
Operating expense
Materials, supplies and other	75,937	—	—	75,937
Rent	6,313	—	—	6,313
Labor and fringe benefits	27,977	—	—	27,977
Fuel	44,341	—	—	44,341
Depreciation and amortization	11,341	—	—	11,341
Taxes, other than income taxes	4,222	—	—	4,222
Loss on disposition of equipment	103	—	—	103
Cost of goods sold	—	41,670	—	41,670

Total cost of sales	170,234	41,670	—	211,904
Selling, general & administrative	14,734	887	—	15,621

Total operating expenses	184,968	42,557	—	227,525

Operating income	$32,830	$(1,988)	$—	$30,842

Quarter ended September 30, 2006
Total revenue	$212,613	$54,661	$(718)	$266,556
Intersegment revenues	162	556	(718)	—

Revenue from external customers	212,451	54,105	—	266,556
Operating expense
Materials, supplies and other	66,229	—	—	66,229
Rent	6,045	—	—	6,045
Labor and fringe benefits	23,338	—	—	23,338
Fuel	42,560	—	—	42,560
Depreciation and amortization	11,394	—	—	11,394
Taxes, other than income taxes	4,532	—	—	4,532
Gain on disposition of equipment	(89)	—	—	(89)
Cost of goods sold	—	51,972	—	51,972

Total cost of sales	154,009	51,972	—	205,981
Selling, general & administrative	14,229	1,285	—	15,514

Total operating expenses	168,238	53,257	—	221,495

Operating income	$44,213	$848	$—	$45,061

AMERICAN COMMERCIAL LINES INC.
Statement of Operating Income by Reportable Segment
(Dollars in thousands)
(Unaudited)

Nine Months ended September 30, 2007
Total revenue	$580,472	$213,193	$(45,840)	$747,825
Intersegment revenues	676	45,164	(45,840)	—

Revenue from external customers	579,796	168,029	—	747,825
Operating expense
Materials, supplies and other	205,652	—	—	205,652
Rent	18,550	—	—	18,550
Labor and fringe benefits	80,893	—	—	80,893
Fuel	118,732	—	—	118,732
Depreciation and amortization	34,894	—	—	34,894
Taxes, other than income taxes	12,060	—	—	12,060
Gain on disposition of equipment	(1,481)	—	—	(1,481)
Cost of goods sold	—	161,238	—	161,238

Total cost of sales	469,300	161,238	—	630,538
Selling, general & administrative	47,625	2,834	—	50,459

Total operating expenses	516,925	164,072	—	680,997

Operating income	$62,871	$3,957	$—	$66,828

Nine Months ended September 30, 2006
Total revenue	$569,308	$153,322	$(45,976)	$676,654
Intersegment revenues	488	45,488	(45,976)	—

Revenue from external customers	568,820	107,834	—	676,654
Operating expense
Materials, supplies and other	182,403	—	—	182,403
Rent	16,552	—	—	16,552
Labor and fringe benefits	65,997	—	—	65,997
Fuel	118,665	—	—	118,665
Depreciation and amortization	33,936	—	—	33,936
Taxes, other than income taxes	13,184	—	—	13,184
Gain on disposition of equipment	(44)	—	—	(44)
Cost of goods sold	—	99,126	—	99,126

Total cost of sales	430,693	99,126	—	529,819
Selling, general & administrative	42,803	4,053	—	46,856

Total operating expenses	473,496	103,179	—	576,675

Operating income	$95,324	$4,655	$—	$99,979

AMERICAN COMMERCIAL LINES INC.
SELECTED FINANCIAL AND NONFINANCIAL DATA
(Dollars in thousands except where noted)
(Unaudited)

	Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2007	2006	2007	2006

Consolidated EBITDA	$43,131	$61,984	$105,312	$141,849

Transportation Revenue and EBITDA

Revenue	$217,798	$212,451	$579,796	$568,820
EBITDA	44,460	55,607	99,380	131,527

Manufacturing Revenue and EBITDA
(External and Internal)
Revenue	$79,295	$54,661	$213,193	$153,322
EBITDA	7,612	1,354	16,091	14,787

Manufacturing External Revenue and EBITDA
Revenue	$40,569	$54,105	$168,029	$107,834
EBITDA	(1,308)	1,234	6,117	5,942

Average Domestic Barges Operated
Dry	2,460	2,808	2,556	2,802
Liquid	381	376	379	373

Total	2,841	3,184	2,935	3,175

Fuel Price (Average Dollars per gallon)	$2.21	$2.09	$1.99	$1.99

Capital Expenditures (including software)	$51,769	$13,175	$84,588	$60,501
Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of the Company’s revenues before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Quarter Ended September 30, 2007 as compared with Quarter Ended September 30, 2006
(Dollars in thousands except where noted)
(Unaudited)

				% of Consolidated
				Revenue
	Quarter Ended Sept. 30,			3rd Quarter
	2007	2006	Variance	2007	2006
REVENUE
Transportation	$217,798	$212,451	$5,347	84.3%	79.7%
Manufacturing (external and internal)	79,295	54,661	24,634	30.7%	20.5%
Intersegment manufacturing elimination	(38,726)	(556)	(38,170)	(15.0%)	(0.2%)

Consolidated Revenue	258,367	266,556	(8,189)	100.0%	100.0%

OPERATING EXPENSE
Transportation	184,968	168,238	16,730
Manufacturing (external and internal)	72,363	53,693	18,670
Intersegment manufacturing elimination	(29,806)	(436)	(29,370)

Consolidated Operating Expense	227,525	221,495	6,030	88.1%	83.1%

OPERATING INCOME
Transportation	32,830	44,213	(11,383)
Manufacturing (external and internal)	6,932	968	5,964
Intersegment manufacturing elimination	(8,920)	(120)	(8,800)

Consolidated Operating Income	30,842	45,061	(14,219)	11.9%	16.9%

Interest Expense	6,486	4,812	1,674
Debt Retirement Expenses	—	—	—
Other Expense (Income)	(325)	76	(401)

Income Before Income Taxes	24,681	40,173	(15,492)

Income Taxes	8,793	15,067	(6,274)
Discontinued Operations	3	3,300	(3,297)

Net Income	$15,891	$28,406	$(12,515)

Domestic Barges Operated (average of period beginning and end)	2,841	3,184	(343)

Revenue per Barge Operated (Actual)	$76,662	$66,725	$9,937

AMERICAN COMMERCIAL LINES INC. OPERATING RESULTS by BUSINESS SEGMENT
Nine Months Ended September 30, 2007 as compared with Nine Months Ended September 30, 2006
(Dollars in thousands except where noted)
(Unaudited)

				% of Consolidated
				Revenue
	Nine Months Ended Sept. 30,			Nine Months
	2007	2006	Variance	2007	2006
REVENUE
Transportation	$579,796	$568,820	$10,976	77.5%	84.1%
Manufacturing (external and internal)	213,193	153,322	59,871	28.5%	22.7%
Intersegment manufacturing elimination	(45,164)	(45,488)	324	(6.0%)	(6.7%)

Consolidated Revenue	747,825	676,654	71,171	100.0%	100.0%

OPERATING EXPENSE
Transportation	516,925	473,496	43,429
Manufacturing (external and internal)	199,262	139,822	59,440
Intersegment manufacturing elimination	(35,190)	(36,643)	1,453

Consolidated Operating Expense	680,997	576,675	104,322	91.1%	85.2%

OPERATING INCOME
Transportation	62,871	95,324	(32,453)
Manufacturing (external and internal)	13,931	13,500	431
Intersegment manufacturing elimination	(9,974)	(8,845)	(1,129)

Consolidated Operating Income	66,828	99,979	(33,151)	8.9%	14.8%

Interest Expense	12,485	14,520	(2,035)
Debt Retirement Expenses	23,938	50	23,888
Other Expense (Income)	(2,046)	(2,213)	167

Income before Income Taxes	32,451	87,622	(55,171)

Income Taxes	11,729	33,018	(21,289)
Discontinued Operations	(46)	2,654	(2,700)

Net Income	$20,676	$57,258	$(36,582)

Domestic Barges Operated (average of period beginning and end)	2,935	3,175	(240)

Revenue per Barge Operated (Actual)	$197,545	$179,156	$18,389